CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated June 24, 2016, with respect to the financial statements of Vitality Biopharma, Inc. which appear in Vitality Biopharma, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2016, filed with the Securities and Exchange Commission on June 24, 2016.  We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Weinberg & Company, P.A.

Los Angeles, California

August 19, 2016